As filed with the Securities and Exchange Commission on July 16, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

Registration Statement Under the Securities Act of 1933

Bally’s Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-0904604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence, Rhode Island	02903
(Address of Principal Executive Officer)	(Zip Code)

Bally’s Corporation 2021 Equity Incentive Plan
(Full title of the plan)

Kim M. Barker
Chief Legal Officer
100 Westminster Street
Providence, Rhode Island 02903
(Name and address of agent for service)

(401) 475-8474
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Bally’s Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) to register up to 3,500,000 additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance under the Bally’s Corporation 2021 Equity Incentive Plan, as amended and restated (the “Plan”). The Plan is an amendment and restatement, effective May 15, 2025, of the Bally’s Corporation 2021 Equity Incentive Plan, for which the previously filed registration statement on Form S-8 is effective. In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-256435), filed by the Registrant with the Commission on May 24, 2021.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be delivered to the holders of the Queen Restricted Stock Awards as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents, filed with the Securities and Exchange Commission (the “Commission”), are incorporated into this Registration Statement by reference:
(a)our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed March 17, 2025;
(b)the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 4, 2025 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;
(c)the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed May 12, 2025;
(d)the Registrant’s Current Reports on Form 8-K filed with the Commission on February 13, 2025, March 11, 2025, April 11, 2025 and April 25, 2025 (amending the Form 8-K filed on February 13, 2025); and
(e)the description of the Registrant’s common stock contained in its Form 8-A filed with the Commission on March 27, 2019, as updated by the description of our common stock contained in Exhibit 4.6 to the Form 10-K for the year ended December 31, 2023, and including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.     Exhibits.

Exhibit Number	Exhibit Description
5.1	Opinion of Jones Day
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Jones Day (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
99.1
Bally’s Corporation Amended and Restated 2021 Equity Incentive Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-38850) filed on April 4, 2025)

107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on this 15th day of July, 2025.

BALLY’S CORPORATION

By:	/s/ Robeson M. Reeves
	Name:	Robeson M. Reeves
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Bally’s Corporation hereby constitute and appoint each of Robeson M. Reeves and Vladimira Mircheva (with full power to each of them to act alone) as his or her true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments thereto, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or any substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robeson M. Reeves	President, Chief Executive Officer and Director	July 16, 2025
Robeson M. Reeves	(Principal Executive Officer)

/s/Vladimira Mircheva	Chief Financial Officer	July 16, 2025
Vladimira Mircheva	(Principal Financial and Accounting Officer)

/s/ Soohyung Kim	Chairman	July 16, 2025
Soohyung Kim

/s/ Terrence Downey	Director	July 16, 2025
Terrence Downey

/s/ Tracy Harris	Director	July 16, 2025
Tracy Harris

/s/ George T. Papanier	Director	July 16, 2025
George T. Papanier

/s/ Jaymin B. Patel	Director	July 16, 2025
Jaymin B. Patel

/s/ Jeffrey W. Rollins	Director	July 16, 2025
Jeffrey W. Rollins

/s/ Wanda Y. Wilson	Director	July 16, 2025
Wanda Y. Wilson